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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
24/7 REAL MEDIA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 2, 2003

Dear Shareholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of 24/7 Real Media, Inc., which will be held on Tuesday, July 29, 2003, at 2:00 p.m., local time at the offices of the Company, 1250 Broadway, 28th Floor, New York, New York 10001. The Board of Directors and management look forward to greeting those stockholders who are able to be present.

        The matters to be considered at the meeting are the election of two directors, approval of the conversion of our Series C-1 Preferred Stock into Series C Preferred Stock and the exercisability of related warrants, consideration of proposed amendments to the Company's Certificate of Incorporation to authorize the Board to determine whether to effect a reverse split, consideration of proposed amendments to the Company's Certificate of Incorporation to increase its authorized share capital, amendments to the Company's 2002 Stock Incentive Plan, a proposal to clarify the approval of awards under amendments to executive employment agreements, and ratification of the appointment of Goldstein Golub Kessler LLP as the Company's auditor.

        The Board of Directors recommends the approval of the proposals being presented at the Annual Meeting of Stockholders as being in the best interest of 24/7 Real Media. We urge you to read the Proxy Statement and give these proposals your careful attention before completing the enclosed proxy card.

        Your vote is important regardless of the number of shares you own. Please be sure you are represented at the meeting, whether or not you plan to attend, by signing, dating and mailing the proxy card promptly. A postage-paid return envelope is enclosed for your convenience.

Sincerely yours,

David J. Moore Chairman and Chief Executive Officer

24/7 REAL MEDIA, INC.
1250 BROADWAY
NEW YORK, NEW YORK 10001

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The annual meeting of stockholders of 24/7 Real Media, Inc. will be held at the offices of the Company, 1250 Broadway, 28th floor, New York, New York 10001 on Tuesday, July 29, 2003, at 2:00 p.m., local time, for the following purposes:

  1.
  to elect three Class II directors to serve until the 2006 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

  2.
  to approve the conversion of our outstanding Series C-1 Preferred Stock into Series C Preferred Stock and the exercisability of associated warrants to purchase our common stock;

  3.
  to consider and vote upon an amendment to the Company's Certificate of Incorporation to increase its authorized share capital from 150,000,000 to 360,000,000 shares.

  4.
  to consider and act upon a proposed amendment to the Company's Certificate of Incorporation, if the Board of Directors determines that such action is in the best interests of the Company and its stockholders, to amend the Company's Certificate of Incorporation to effect a reverse split of our outstanding common stock at an exchange ratio anywhere between the range of an exchange ratio of one-to-two and an exchange ratio of one-to-15, with our Board of Directors retaining discretion regarding whether to implement the reverse stock split and which exchange ratio to implement;

  5.
  to consider and act upon a proposal to approve an amendment to the Company's 2002 Stock Incentive Plan to increase the number of shares that may be subject to awards thereunder by 10,000,000 and make certain other tax-related technical amendments thereto;

  6.
  to consider and act upon a proposal to clarify the approval of awards under amendments to executive employment agreements;

  7.
  to ratify the appointment of Goldstein Golub Kessler LLP as our independent certified public accountants for the year ending December 31, 2003; and

  8.
  to transact any other business as may properly come before the meeting or at any adjournment thereof.

        Our board of directors has fixed the close of business on June 10, 2003 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting. Only stockholders of record at the close of business on June 10, 2003, will be entitled to notice of, and to vote at, the annual meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of 10 days prior to the meeting during regular business hours at our corporate headquarters, 1250 Broadway, New York, New York 10001.

        All of our stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the annual meeting, your proxy vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States. Should you receive more than one proxy because your shares are registered in different names or addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the meeting. If you attend the meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the meeting will be counted.

YOUR VOTE IS IMPORTANT

        IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By order of the board of directors,

David J. Moore Chairman and Chief Executive Officer

July 2, 2003

24/7 REAL MEDIA, INC.
1250 BROADWAY
NEW YORK, NEW YORK 10001

PROXY STATEMENT

GENERAL

        This proxy statement is being furnished to the stockholders of 24/7 Real Media, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by our board of directors for use at our annual meeting of stockholders to be held at 2:00 p.m., local time, on Tuesday, July 29, 2003, or at any adjournment thereof. A copy of the notice of meeting accompanies this proxy statement. It is anticipated that the mailing of this proxy statement will commence on or about Wednesday, July 2, 2003.

        Only stockholders of record at the close of business on June 10, 2003, the record date for the meeting, will be entitled to notice of and to vote at the meeting. On the record date, we had outstanding 76,668,810 shares of common stock, par value $.01 per share; additionally, our Series A Preferred Stock is entitled to vote the equivalent of 38,957,877 shares of common stock on all matters on an as if converted basis. These are our only securities entitled to vote at the meeting, each share being entitled to one vote.

        Our officer and directors and PubliGroupe USA Holdings, Inc., which by written agreement with the Company is obligated to vote in accordance with the recommendation of the Board of Directors, collectively control approximately 49.0% of the shares of common stock and common stock equivalents issuable upon conversion of the Series A Preferred eligible to vote at this Annual Meeting and thus the approval of all proposals is virtually assured.

PROPOSALS FOR CONSIDERATION

        Our board of directors does not know of any matter that is expected to be presented for consideration at the meeting, other than the following proposals:

  1.
  to elect three Class II directors to serve until the 2006 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

  2.
  to approve the conversion of our Series C-1 Preferred Stock into Series C Preferred Stock, and the exercisability of associated warrants to purchase our common stock;

  3.
  to consider and vote upon an amendment to the 24/7 Real Media certificate of incorporation to increase its authorized share capital from 150,000,000 to 360,000,000 shares.

  4.
  to consider and act upon a proposed amendment to the Company's Restated Certificate of Incorporation, if the Board of Directors determines that such action is in the best interests of the Company and its stockholders, to amend the Company's Restated Certificate of Incorporation to effect a reverse split of our outstanding common stock at an exchange ratio anywhere between the range of an exchange ratio of one-to-two and an exchange ratio of one-to-15, with our Board of Directors retaining discretion regarding whether to implement the reverse stock split and which exchange ratio to implement;

  5.
  to consider and act upon a proposal to approve an amendment to the Company's 2002 Stock Incentive Plan to increase the number of shares that may be subject to awards thereunder by 10,000,000 and certain technical amendments thereto;

  6.
  to consider and act upon a proposal to clarify the approval of awards under amendments to executive employment agreements; and

  7.
  to ratify the appointment of Goldstein Golub Kessler LLP as our independent certified public accountants for the year ending December 31, 2003.

        If other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their judgment.

COSTS OF PROXIES

        We will incur the cost of the annual meeting and the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers and regular employees (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxies and proxy material to their principals, and we will reimburse them for their expenses.

VOTING RIGHTS AND PROXIES

        Stockholders who execute proxies may revoke them by giving written notice to our Corporate Secretary at any time before such proxies are voted. Attendance at the meeting will not have the effect of revoking a proxy unless the stockholder so attending in writing, so notifies the Secretary of the meeting at any time prior to the voting of the proxy at the annual meeting.

        All proxies received in response to this solicitation will be voted except as to matters where authority to vote is specifically withheld and, where votes are specified, the proxies will be voted in accordance with such instructions. If no instructions are given, the persons named in the proxy solicited by our board of directors intend to vote:

  FOR the nominees for election as Class II directors listed in this proxy statement;

  FOR the conversion of the Series C-1 Preferred Stock into Series C Preferred Stock, and the exercisability of related warrants;

  FOR the approval of the proposed amendment to our Certificate of Incorporation to increase its authorized share capital from 150,000,000 to 360,000,000 shares;

  FOR the approval of the proposed form of amendment to our Certificate of Incorporation to effect a reverse stock split in the specified range, with our board of directors retaining discretion regarding whether to implement the reverse stock split and which exchange ratio to implement;

  FOR the amendment of the 2002 Stock Incentive Plan;

  FOR the approval of the proposal to clarify the approval of awards under amendments to executive employment agreements; and

  FOR the ratification of the appointment of Goldstein Golub Kessler LLP as our independent certified public accountants for the year ending December 31, 2003.

        With regard to the election of the directors, votes cast may be withheld from the nominees; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals except the election of the directors, and will be counted as present for purposes of determining the existence of a quorum regarding the item on which such abstentions are noted.

        Under the NASD Rules of Fair Practice, brokers who hold shares in street name have the authority, in limited circumstances, to vote on certain items when they have not received instructions from beneficial owners. A broker will only have such authority if (i) the broker holds the shares as executor, administrator, guardian, trustee or in a similar representative or fiduciary capacity with authority to vote or (ii) the broker is acting under the rules of any national securities exchange of which the broker is also a member. Broker abstentions or non-votes will be counted for purposes of determining the presence or absence of a quorum at the meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, but broker non-votes are not counted for purposes of determining whether a proposal has been approved.

PROPOSAL ONE:
ELECTION OF DIRECTORS

NOMINEES: MR. PERKINS, MR. WAECHTER AND MR. WUTTKE

        In accordance with the terms of our Certificate of Incorporation, our board of directors is divided into three classes, denominated Class I, Class II and Class III, with members of each class holding office for staggered three-year terms. At each annual meeting of our stockholders, the successors to the directors whose terms expire are elected to serve from the time of their election and qualification until the third annual meeting of stockholders following their election or until a successor has been duly elected and qualified. The affirmative vote of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote on the election of a director at our annual meeting is required to elect the Class II directors named herein.

        The board of directors currently has seven members. David J. Moore and Val Zammit are the Class I directors, whose terms expire at the 2005 annual meeting. Robert Perkins, Joseph J. Waechter and Moritz Wuttke are the Class II directors, whose terms expire at the 2003 annual meeting. Mr. Perkins, Mr. Waechter and Mr. Wuttke are the nominees for election at this annual meeting. Philipp Gerbert and Arnie Semsky are the Class III directors whose current term expires at the 2004 annual meeting. Directors' terms are subject to the election and qualification of their successors or to their earlier death, resignation or removal.

        If a nominee is unable or unwilling to serve, the shares to be voted for such nominee that are represented by proxies will be voted for any substitute nominee designated by our board of directors; if none, the size of the board of directors will be reduced. We have no reason to believe that the nominees will be unable or unwilling to serve if elected. There are no family relationships between any of our directors or executive officers.

        OUR BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE ELECTION OF MR. ROBERT PERKINS, MR. JOSEPH J. WAECHTER AND MR. MORITZ WUTTKE AS DIRECTORS.

DIRECTOR INFORMATION

        Set forth below is information about the nominee and each continuing director, including data on their business backgrounds and the names of public companies and other selected entities for which they also serve as directors. The information concerning the directors and their security holdings has been furnished to us by each director.

Name	Age	Position And Offices
David J. Moore	51	Chairman of the Board and Chief Executive Officer
Philipp A. Gerbert	41	Director
Robert J. Perkins	55	Director
Arnie Semsky	57	Director
Joseph W. Waechter	49	Director
Moritz F. Wuttke	37	Director
Val Zammit	55	Director
Norman M. Blashka	49	Executive Vice President, Chief Financial Officer
Jonathan Hsu	31	Senior Vice President Corporate Development
Mark E. Moran	41	Exec. Vice President, General Counsel and Secretary
Tony Schmitz	44	Chief Technology Officer
Christopher J. Wagner	46	Chief Executive Officer Real Media Europe
Douglas C. Wagner	37	President of 24/7 Website Results

        David J. Moore has been our Chief Executive Officer and a director since February 1998. Mr. Moore was President of Petry Interactive, an Internet advertising network and a predecessor to our company, from December 1995 to February 1998. From 1993 to 1994, Mr. Moore was President of Geomedica, an online service for physicians, which he sold to Reuters. From 1982 to 1992, Mr. Moore was a Group Vice President at Hearst/ABC-Viacom Entertainment Services, a media company, where he participated in the launch of Cable Health Network, Lifetime Television, Lifetime Medical Television, a service targeted to physicians, and HealthLink Television, a physician waiting room television service. From 1980 to 1982, Mr. Moore had a television advertising sales position with Turner Broadcasting. Mr. Moore received a B.A. degree in Communications from Northern Illinois University.

        Philipp A. Gerbert has been a director since November 2001. Mr. Gerbert has been a Partner and Director of The McKenna Group, a high-tech strategy consulting firm headquartered in Silicon Valley, since October 1998. From 1991 to 1998, he worked for McKinsey & Company, a consulting firm. Mr. Gerbert holds a Master's Degree from the Max-Planck Institute, Munich, Germany, a Certificate from Ecole Normale Superieure, Paris, France, and a Ph.D. from MIT, Cambridge, MA.

        Robert J. Perkins has been a director since October 2001. Mr. Perkins was most recently a partner at the Peppers and Rogers Group, a leading global customer relationship management consulting firm, from 1999 to 2001. In 1998 he founded and became CEO of Chamber Communications, a for-profit branch of the U.S. Chamber of Commerce. He was Chief Marketing Officer at Playboy Enterprises from 1996 to 1998 and at Calvin Klein Inc. from 1994 to 1996. Prior to that, Mr. Perkins was Senior Vice President of Marketing at Pizza Hut from 1991 to 1994. Before beginning his business career, Mr. Perkins was a USAF Instructor Pilot in T-38A supersonic, fighter-type aircraft. Mr. Perkins received an MA degree from Texas Tech University and a BBA degree from the University of Iowa.

        Arnie Semsky has been a director since June 1998. Mr. Semsky has been self-employed as a media advisor since January 1999. He previously served as the Executive Vice President, Worldwide Media Director and Board member of the BBDO Worldwide unit of Omnicom Group, the parent company of a group of advertising agencies, for 20 years. Prior to that time, he was Vice President, National TV for Grey Advertising. Mr. Semsky is a senior advisor for ESPN and the ESPN/ABC Sports Customer Marketing and Sales unit. Mr. Semsky currently serves on the Board of Directors of Interep, SportsVision and the John A. Reisenbach Foundation. He is on the Board of Advisors of several Internet companies, including BrandEra.com; On2.com; and CoolHunter.com. Mr. Semsky received a B.A.degree in English from Pace University.

        Joseph W. Waechter has been a director of the Company since July 2002. Mr. Waechter has served as a director and the President of Sunra Capital Holdings, Ltd., an investment firm, since May, 2002. From 1998 to September 2002, he was a director of Merchants Group International, an investment firm, and since September 2002 has been a director of California Pacific Capital, an investment firm. From 1989 to December 1997, Mr. Waechter served as Chairman and Chief Executive Officer of United Micronesia Development Association, Inc., a holding company with investments in the tourism, telecommunications and airline industries, and from 1989 through 1997, he served as a director of Continental Micronesia, Inc., a commercial airline. From 1994 to 1997, Mr. Waechter served as Chairman, Chief Executive Officer and a director of Danao International Holdings, a developer of golf, hotel and resort projects in Vietnam. From 1972 to 1987, Mr. Waechter served in a number of positions with DHL Worldwide Express, an international air express delivery company, including President and Chief Executive Officer from September of 1983 through 1987. Mr. Waechter holds a BA degree from San Francisco State University.

        Moritz F. Wuttke has been a director since October 2001. Mr. Wuttke has been the Head of Business Development at Publigroupe SA since October 2001 and was the Head of e-Business Development at PubliOnline, the new media divison of Publigroupe, from October 1999 to October 2001. From January 1997 to July 1999, Mr. Wuttke was a Managing Director and partner of

Artemedia Online SA, a Swiss interactive media agency. From April 1995 to December 1996, Mr. Wuttke was a Vice President for Multimedia Development SA, which provided multimedia and Web publishing services. From April 1994 to March 1995, Mr. Wuttke was a founder and managing director of OnlinePark GmbH, the first internet access and consumer portal in Germany. Mr. Wuttke received masters degrees in Science and Business Administration from the Technical University of Berlin.

        Val Zammit has been a director since October 2001. Mr. Zammit is currently a self-employed consultant on financial and accounting matters to a number of companies, and previously served as president and chief executive officer of True North Diversified Companies from 1998 to 2001. From 1988 to 1998 Mr. Zammit was chief financial officer and vice chairman of Bozell, Jacobs, Kenyon & Eckhardt. He also previously held positions at Young & Rubicam and the accounting firm, Price Waterhouse.

OTHER EXECUTIVE OFFICER INFORMATION

        Set forth below is information about each executive officer, including data on their business backgrounds. The information concerning the executive officers and their security holdings has been furnished to us by each executive officer.

        Norman M. Blashka joined the Company as Executive Vice President and Chief Financial Officer in November 2001. Previously, he served as Chief Financial Officer and Executive Vice President of Real Media, Inc., which we acquired, since September 1999. From January 1997 to September 1999, Mr. Blashka was Senior Vice President and Chief Financial Officer of Mickelberry Communications, Inc., an integrated marketing services company, and Executive Vice President of Union Capital Corporation, a merchant bank and holding company affiliated with Mickelberry. From January 1999 to September 1999, Mr. Blashka was also the Chief Investment Officer at Union Capital. Mr. Blashka has served as Chief Financial Officer of various media related companies for over 15 years. Mr. Blashka, a certified public accountant, obtained an M.B.A. from Columbia University's Graduate School of Business and a B.A., summa cum laude, in Economics from the State University of New York, College at New Paltz.

        Mark E. Moran was promoted to Executive Vice President in March 2002 and was Senior Vice President, Secretary and General Counsel since April 1998. From June 1993 to April 1998, Mr. Moran was an associate attorney at the law firm of Proskauer Rose LLP. From April 1986 to May 1993, Mr. Moran was a financial analyst in the Securities Processing Division of The Bank of New York. Mr. Moran received a J.D. degree from Fordham Law School, a M.B.A. degree in Finance from Fordham Graduate School of Business, and a B.A. degree in Economics from The University of Virginia.

        Jonathan Hsu was promoted to Senior Vice President—Corporate Development in March 2002 and was Vice President—Corporate Development since joining in November 2001. Previously, he served as Vice President—Corporate Development of Real Media, Inc. since March 2000. From June 1998 to March 2000, Mr. Hsu was a senior associate in the Global Mergers and Acquisitions Group of JP Morgan Chase Securities. From September 1995 to June 1998, Mr. Hsu was a partner in American Lead Ventures. Mr. Hsu obtained a M.B.A. in Finance and Strategic Management from the Wharton School of Business and a B.A. in Economics from Harvard University.

        Tony Schmitz joined the Company as Chief Technology Officer in January 2003. From February 2001 to January 2003, Mr. Schmitz was the Chief Executive Officer of Insight First, Inc. From May 2000 to February 2001, Mr. Schmitz was the Chief Strategy Officer of Insight First. Mr. Schmitz was managing partner at marchFIRST (formerly USWeb/CKS) from June 1998 to May 2000. Mr. Schmitz also served as Chief Technology Officer at Gray Peak Technologies from June 1997 to

June 1998 and as a principal at Reach Networks from 1988 to 1997. Mr. Schmitz obtained a B.S. in Business from the State University of New York at Albany.

        Christopher J. Wagner has served as Chief Executive Officer of our subsidiary, Real Media Europe, since November 2001, and also served as this company's Director of Technology from January to November 2001 and Director of Business Development from May 2000 to January 2001. Prior to joining Real Media Europe, Mr. C. Wagner served as operations analyst of PSINet Europe, an internet services company, from 1998 to 2000. Mr. C. Wagner holds a J.D. degree from Stanford Law School, an M.P.A. with concentration in financial markets and analysis from Harvard University, and B.Mus. in music from Northwestern University, and is a member of the bars of New York and South Dakota.

        Douglas C. Wagner has served as President of our subsidiary, 24/7 Website Results, since we acquired it in August 2000, and as President of Website Results, Inc. from July 1999 to August 2000. From February 1998 to June of 1999, Mr. D. Wagner was President of Phoenix Financial, LLC, a financial services firm in Baltimore. From November of 1996 to January 1998, Mr. D. Wagner was a partner in an online website development and marketing business which later became Website Results, LLC. Mr. D. Wagner received a B.S. in Management and an M.B.A. in Marketing and Finance from The Pennsylvania State University.

COMPENSATION OF DIRECTORS

        Effective with the Annual Meeting of Stockholders in 2003, each director will be paid a cash fee of $1,000 for each regularly scheduled meeting of the Board of Directors attended. All members of the Board of Directors who are not employees or consultants are reimbursed for their expenses for each meeting attended and are eligible to receive stock options pursuant to the 1998 stock incentive plan. In October 2001, each continuing director received a non-qualified option to purchase 50,000 shares of common stock at the fair market value on the date of grant, such option to vest in three equal annual installments; an identical grant has been made to each new director appointed since October 2001 and is expected to be made to each new director appointed in the future. On the date of each Annual Meeting of Stockholders, each director will also receive a non-qualified option to purchase 16,667 shares of common stock at the fair market value on the date of grant, prorated for directors who have served for less than one year since their initial grant. Additionally, in September 2002, each continuing and newly appointed director was issued a one-time grant of shares of common stock with a value of $12,000.

EXECUTIVE EMPLOYMENT AGREEMENTS

        We have entered into employment agreements providing for annual compensation in excess of $100,000 with certain of our executive officers. The material terms of the employment agreements generally are as follows:

  •
  the employment term runs through December 31, 2003, except as stated below, and is automatically renewable for successive one-year terms unless either party gives written notice to the other at least one month prior to the expiration of the then employment term;

  •
  during the employment term and thereafter, we will indemnify the executive to the fullest extent permitted by law, in connection with any claim against such executive as a result of such executive serving as one of our officers or directors or in any capacity at our request in or with regard to any other entity, employee benefit plan or enterprise;

  •
  any dispute or controversy arising under or in connection with the employment agreement (other than injunctive relief) will be settled exclusively by arbitration;

  •
  we may terminate the agreement at any time with or without cause (as defined in the agreement) and, if an executive is terminated without cause (including our giving notice of non-renewal), he will receive severance pay and bonus, plus continued medical benefits generally for a period equal to the severance period; and

  •
  if termination is the result of the executive's death or disability, we will pay to the executive or his estate an amount generally equal to six months' base salary at his then current rate of pay (reduced in the case of disability by his long-term disability policy payments).

  Our employment agreement with David J. Moore provides for an annual base salary of $262,500 and a target bonus of $325,000 for 2003. If we terminate Mr. Moore without cause, he is entitled to receive severance pay in an amount equal to his annual base salary, plus one-half of the maximum bonus for which he is eligible during the fiscal year of termination.

  Our employment agreement with Norman M. Blashka provides for an annual base salary of $210,000 and a target bonus of $150,000 for 2003. If we terminate Mr. Blashka without cause, he is entitled to receive severance pay in an amount equal to 7.5 month's base salary, plus one-quarter the maximum bonus for which he is eligible during the fiscal year of termination.

  Our employment agreement with Jonathan Hsu provides for an annual base salary of $175,000 and a target bonus of $75,000 for 2003. If we terminate Mr. Hsu without cause, he is entitled to receive severance pay in an amount equal to six month's of his base salary, plus one-half of the maximum bonus for which he is eligible during the fiscal year of termination.

  Our employment agreement with Mark E. Moran provides for an annual base salary of $180,250 and a target bonus of $100,000 for 2003. If we terminate Mr. Moran without cause, he is entitled to receive severance pay in an amount equal to 4.5 months of his base salary, plus three-eighths of the maximum bonus for which he is eligible during the fiscal year of termination.

  Our employment agreement with Tony Schmitz provides for an annual base salary of $150,000 and a target bonus of $50,000 for 2003. If we terminate Mr. Schmitz without cause, he is entitled to receive severance pay in an amount equal to six months' base salary.

  Our employment agreement with Christopher J. Wagner provides for an annual base salary of $168,320 and a target bonus of $100,000 for 2003. If we terminate Mr. C. Wagner without cause, he is entitled to receive severance pay in an amount equal to six months' base salary, plus one-half of the maximum bonus for which he is eligible during the fiscal year of termination.

  Our employment agreement with Douglas C. Wagner provides for an annual base salary of $162,225 and a target bonus of $125,000 for 2003. If we terminate Mr. D. Wagner without cause, he is entitled to receive severance pay in an amount equal to six months' base salary, plus one-half of the maximum bonus for which he is eligible during the fiscal year of termination.

EXECUTIVE COMPENSATION

        The following table provides information about the compensation paid or payable by us for each of the last three fiscal years for services rendered in all capacities to our Chief Executive Officer and our executive officers who earn more than $100,000 per year.

		Annual Compensation				Long Term Compensation
Name and Principal Position	Year	Annual Salary		Bonus		Other Compensation		Securities Underlying Options (#)	All Other Compensation
David J. Moore Chief Executive Officer(1)	2002 2001 2000	$ $ $	255,000 225,000 225,000	$ $ $	282,704 62,000 120,072	$ $ $	208,750 0 0	1,726,250 292,500 125,000	0 0 0
Norman M. Blashka Chief Financial Officer(2)	2002		$200,000		$155,382		$81,250	888,750	0
Jonathan Hsu Senior Vice President(3)	2002		$159,668		59,636		0	300,000	0
Mark E. Moran General Counsel(4)	2002 2001 2000	$ $ $	163,332 157,500 157,500	$ $ $	86,986 39,375 37,419	$ $ $	48,281 0 0	748,906 90,000 75,000	0 0 0
Anthony C. Plesner Former Chief Operating Officer(5)	2002 2001	$ $	166,667 150,000	$ $	108,732 173,000	$ $	262,500 0	920,000 157,500	0 0

(1)
Mr. Moore's 2001 bonus and a portion of his 2000 and 2002 bonuses was paid in stock; Mr. Moore's 125,000 options issued in January 2000 were cancelled in May 2000 in exchange for 41,666 shares of restricted stock that vest over four years from January 2, 2000; Other Compensation reflects a payment in stock in consideration of an amendment to his employment agreement.

(2)
Mr. Blashka joined our Company in November, 2001, and thus he was paid less than $100,000 by us in 2001; a portion of Mr. Blashka's 2002 bonus was paid in stock; Other Compensation reflects a payment in stock in consideration of an amendment to his employment agreement.

(3)
Mr. Hsu joined our Company in November, 2001, and thus he was paid less than $100,000 by us in 2001; a portion of Mr. Hsu's 2002 bonus was paid in stock.

(4)
Mr. Moran's 75,000 options issued in January 2000 were cancelled in May 2000 in exchange for 25,000 shares of restricted stock that vest over four years from January 2, 2000; a portion of Mr. Moran's 2002 and 2000 bonuses were paid in shares of our common stock; Other Compensation reflects a payment in stock in consideration of an amendment to his employment agreement.

(5)
Mr. Plesner commenced employment with us in October 2000 and earned less than $100,000 during 2000; a portion of Mr. Plesner's 2002 bonus was paid in stock; Mr. Plesner's employment terminated in November 2002; Other Compensation reflects a lump-sum severance payment plus a payment in stock in consideration of an amendment to his employment agreement.

STOCK OPTIONS

        The following table contains information concerning the grant of options to each of our executive officers during the year ended December 31, 2002. We did not grant any stock appreciation rights in 2002.

OPTIONS GRANTED DURING YEAR ENDED DECEMBER 31, 2002

	Individual Grants
						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
		% of Total Options Granted to Employees in Fiscal Year(2)
	# of Securities Underlying Options Granted(#)(1)
Name			Exercise Price ($/Share)		Expiration Date(4)
						5%		10%
David J. Moore	1,043,750 82,500 600,000		$ $ $	0.20 0.23 0.23	10/15/12 06/13/12 01/01/12	$ $ $	131,282 11,933 86,787	$ $ $	332,694 30,241 219,936

Total	1,726,250	15.3%					$230,002		$582,871
Norman M. Blashka	406,250 82,500 400,000		$ $ $	0.20 0.23 0.23	10/15/12 06/13/12 01/01/12	$ $ $	51,098 11,934 57,858	$ $ $	129,492 30,241 146,624

Total	888,750	7.9%					$120,890		$306,357
Mark E. Moran	241,406 25,000 82,500 400,000		$ $ $ $	0.20 0.27 0.23 0.23	10/15/12 08/31/12 06/13/12 01/01/12	$ $ $ $	30,364 4,245 11,934 57,858	$ $ $ $	76,948 10,758 30,241 146,624

Total	748,906	6.6%					$104,400		$264,571
Jonathan Hsu	25,000 25,000 100,000 150,000		$ $ $ $	0.27 0.27 0.23 0.23	08/31/12 08/31/12 06/13/12 01/01/12	$ $ $ $	4,245 4,245 14,465 21,697	$ $ $ $	10,758 10,758 36,656 54,984

Total	300,000	2.7%					$44,652		$113,156
Anthony C. Plesner	437,500 82,500 400,000		$ $ $	0.20 0.23 0.23	10/15/12 6/13/12 01/01/12	$ $ $	55,028 11,934 57,858	$ $ $	139,453 30,241 146,624

Total	920,000	8.2%					$124,820		$316,318

(1)
All options were granted pursuant to the 1998 or 2002 Stock Incentive Plans.

(2)
The total number of options granted to directors and employees in 2002 was 11,288,109

(3)
Each option may be subject to earlier termination if the officer's employment with us is terminated.

(4)
The dollar gains under these columns result from calculations assuming 5% and 10% hypothetical growth rates as set by the Securities and Exchange Commission and are not intended to forecast future price appreciation, if any, of our common stock. The gains reflect a future value based upon growth at these prescribed rates. It is important to note that options have value to recipients only if the stock price advances beyond the exercise price shown in the table during the effective option period.

        The following table provides information for each of our executive officers with respect to the value of options exercised during the year ended December 31, 2002 and the value of outstanding and unexercised options held as of December 31, 2002. There were no stock appreciation rights exercised during 2002 and none were outstanding as of December 31, 2002.

AGGREGATED OPTION EXERCISES DURING YEAR ENDED
DECEMBER 31, 2002 AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options At December 31, 2002(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexecisable
David J. Moore	—	—	1,715,010	428,740	$31,313	—
Norman M. Blashka	—	—	688,750	200,000	$12,188	—
Jonathan Hsu	—	—	225,000	75,000	$—	—
Mark E. Moran	—	—	715,159	229,997	$7,242	—

(1)
Based on the closing market price of the common stock as reported by Nasdaq on December 31, 2002 of $0.23 per share.

(2)
Anthony Plesner is omitted, as he was no longer employed by the Company at December 31, 2002.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        Under the securities laws of the United States, our directors, executive officers and any persons holding more than 10 percent of our common stock are required to report their ownership of common stock and any changes in that ownership, on a timely basis, to the Securities and Exchange Commission. Based on materials provided to us, all such required reports were filed on a timely basis in 2002.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding beneficial ownership of our common stock as of June 30, 2003, by: (i) each person who we know to own beneficially more than 5% of the common stock; (ii) each of our directors and executive officers; and (iii) our current directors and executive officers as a group.

Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage(1)
David J. Moore(2)	5,109,452	6.4%
Philipp Gerbert(3)	16,667	*
Robert Perkins(4)	42,754	*
Arnie Semsky(5)	62,676	*
Joseph W. Waechter, Jr.(6)	41,757,242	36.1%
Moritz Wuttke(7)	42,754	*
Val Zammit(8)	52,174	*
Norman M. Blashka(9)	1,460,968	1.9%
Jonathan Hsu(10)	454,504	*
Mark E. Moran(11)	1,407,820	1.8%
Tony Schmitz(12)	866,880	1.1%
Christopher J. Wagner(13)	553,924	*
Doug C. Wagner(14)	194,059	*
All current directors and officers as a group (13 persons)(15)	52,021,874	63.6%
PubliGroupe USA Holding, Inc.(16)	12,545,504	16.3%

*
Represents less than 1% of the outstanding common stock.

(1)
Percentage is based on total outstanding shares of common stock of 77,198,500 as of June 30, 2003. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities, subject to community property laws, where applicable. Shares of common stock subject to options or warrants that are exercisable within 60 days of June 30, 2003 and beneficially owned by the person holding such options and warrants are treated as outstanding for the purpose of computing the percentage ownership for such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The address for each of the persons listed above, unless otherwise specified below, is c/o 24/7 Real Media, Inc., 1250 Broadway, New York, NY 10001.

(2)
Includes 41,666 shares of restricted stock issued under the 1998 stock incentive plan that vest over four years from January 1, 2000 and that are subject to forfeiture under the plan. Includes 211,463 shares of common stock held by a family trust and other trusts held for the benefit of family members, beneficial ownership of which is disclaimed by Mr. Moore. Mr. Moore's wife is the trustee of each such trust. Includes vested options to purchase 2,051,328 shares of common stock exercisable within 60 days of June 30, 2003. Excludes unvested options to purchase 748,551 shares of common stock not exercisable within 60 days of June 30, 2003.    Excludes (i) 1,034,854 shares of Common Stock issuable upon conversion of shares of Series C Nonconvertible Preferred Stock and (ii) 103,485 shares of Common Stock issuable upon exercise of warrants. The number of shares of Common Stock issuable upon conversion of shares of Series C Stock and upon exercise of such warrants are subject to antidilution adjustments.

(3)
Includes vested options to purchase 16,667 shares of common stock exercisable within 60 days of June 30, 2003. Excludes unvested options to purchase 50,000 shares of common stock not exercisable within 60 days of June 30, 2003

(4)
Includes vested options to purchase 16,667 shares of common stock exercisable within 60 days of June 30, 2003. Excludes unvested options to purchase 50,000 shares of common stock not exercisable within 60 days of June 30, 2003

(5)
Includes vested options to purchase 36,589 shares of common stock exercisable within 60 days of June 30, 2003. Excludes unvested options to purchase 53,516 shares of common stock not exercisable within 60 days of June 30, 2003

(6)
Includes (i) 36,523,009 shares of Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock held by Sunra Capital Holdings Limited ("Sunra"); (ii) 3,652,302 shares of Common Stock issuable upon exercise of warrants held by the Sunra; (iii) 1,217,434 shares of Common Stock issuable upon conversion of shares of Series A Stock held by the Joseph W. Waechter and Anita A. Waechter Revocable Trust dated June 10, 1998 (the "Waechter Trust"); (iv) and 321,743 shares of Common Stock issuable upon exercise of warrants held by the Waechter Trust. Includes vested options to purchase 16,667 shares of common stock exercisable within 60 days of June 30, 2003. Excludes unvested options to purchase 37,500 shares of common stock not exercisable within 60 days of June 30, 2003 Excludes (i) 827,883 shares of Common Stock issuable upon conversion of shares of Series C Nonconvertible Preferred Stock held by Mr. Waechter and (ii) 82,887 shares of Common Stock issuable upon exercise of warrants held by Mr. Waechter. The number of shares of Common Stock issuable upon conversion of shares of Series A Stock and Series C Stock and upon exercise of such warrants are subject to antidilution adjustments. As a result of an agreement between the Company and Sunra entered into to assure compliance with Nasdaq's voting rights requirements set forth in Nasdaq Marketplace Rule 4351, 862,638 of the shares held by Sunra will be voted by the Company on all matters presented to the stockholders in the same proportion as all other shares of common stock voted on all matter. Mr. Waechter is also (i) a director and the President of Sunra, (ii) the sole member and manager of California Pacific Capital LLC ("CPC"), which holds sole voting and dispositive power over the Company's shares held by Sunra pursuant to a Management Agreement between Sunra and CPC and (iii) a trustee of the Waechter Trust.

(7)
Includes vested options to purchase 16,667 shares of common stock. Excludes unvested options to purchase 50,000 shares of common stock not exercisable within 60 days of June 30, 2003 Mr. Wuttke is an officer of PubliGroupe, SA, the parent company of PubliGroupe USA Holding, Inc., whose holdings are more fully described in footnote 16. Mr. Wuttke disclaims beneficial ownership over these shares.

(8)
Excludes unvested options to purchase 50,000 shares of common stock not exercisable within 60 days of June 30, 2003 Excludes (i) 413,942 shares of Common Stock issuable upon conversion of shares of Series C Nonconvertible Preferred Stock and (ii) 41,394 shares of Common Stock issuable upon exercise of warrants. The number of shares of Common Stock issuable upon conversion of shares of Series C Stock and upon exercise of such warrants are subject to antidilution adjustments.

(9)
Includes vested options to purchase 700,519 shares of common stock exercisable within 60 days of June 30, 2003. Excludes unvested options to purchase 466,533 shares of common stock not exercisable within 60 days of June 30, 2003.

(10)
Includes vested options to purchase 344,233 shares of common stock exercisable within 60 days of June 30, 2003. Excludes unvested options to purchase 341,617 shares of common stock not exercisable within 60 days of June 30, 2003.

(11)
Includes 25,000 shares of restricted stock issued under the 1998 stock incentive plan that vest over four years from January 1, 2000 and that are subject to forfeiture under the plan. Includes vested options to purchase 887,857 shares of common stock exercisable within 60 days of June 30, 2003.

  Excludes unvested options to purchase 481,534 shares of common stock not exercisable within 60 days of June 30, 2003.

(12)
Represents shares currently registered in the name of Insight First, Inc. and allocable to Mr. Schmitz once distributed by Insight First. The number of shares allocable to Mr. Schmitz is currently expected to increase, depending upon the market price on the date of distribution of such shares by Insight First. Includes unvested options to purchase 12,918 shares of common stock exercisable within 60 days of June 30, 2003. Excludes unvested options to purchase 400,000 shares of common stock not exercisable within 60 days of June 30, 2003. Excludes (i) 41,394 shares of Common Stock issuable upon conversion of shares of Series C Nonconvertible Preferred Stock and (ii) 4,139 shares of Common Stock issuable upon exercise of warrants. The number of shares of Common Stock issuable upon conversion of shares of Series C Stock and upon exercise of such warrants are subject to antidilution adjustments.

(13)
Includes vested options to purchase 359,344 shares of common stock exercisable within 60 days of June 30, 2003. Excludes unvested options to purchase 433,233 shares of common stock not exercisable within 60 days of June 30, 2003. Excludes (i) 41,394 shares of Common Stock issuable upon conversion of shares of Series C Nonconvertible Preferred Stock and (ii) 4,139 shares of Common Stock issuable upon exercise of warrants. The number of shares of Common Stock issuable upon conversion of shares of Series C Stock and upon exercise of such warrants are subject to antidilution adjustments.

(14)
Includes vested options to purchase 183,396 shares of common stock exercisable within 60 days of June 30, 2003. Excludes unvested options to purchase 247,267 shares of common stock not exercisable within 60 days of June 30, 2003.

(15)
Includes or excludes, as the case may be, shares as described in the above footnotes.

(16)
The address of PubliGroupe USA Holding, Inc. is 1100 Santa Monica Blvd, Suite 550, Los Angeles, CA, 90025. Pursuant to a Lock-Up and Standstill Agreement dated October 31, 2001, PubliGroupe USA Holding has agreed: (i) through October 2004, without the consent of the Company, not to acquire additional shares of the Company's common stock or take any corporation action inconsistent with the recommendations of the Board of Directors of the Company, and (ii) through October 2006, to vote its shares at any stockholder meeting in the manner recommended by the Board of Directors of the Company, as reflected in the Company's proxy statement.

MEETINGS OF THE BOARD OF DIRECTORS

        Our board of directors held nineteen meetings during the year ended December 31, 2002. During the year ended December 31, 2002, each of the directors attended at least 75% of the aggregate number of meetings of the board of directors and meetings of all committees of the board on which such directors served.

COMMITTEES OF THE BOARD OF DIRECTORS

        THE AUDIT COMMITTEE, composed of Messrs. Gerbert, Perkins, Waechter and Zammit, makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees; and reviews the adequacy of our internal accounting controls. The Company believes that its audit committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, and further believes that Mr. Zammit satisfies the definition of "financial expert,"as set forth in Section 401(h) of Regulation S-K.

        Messrs. Burns, Gerbert and Zammit are independent directors under the rules of Nasdaq. However, because of his relationship to Sunra Capital, Mr. Waechter may be deemed under the rules of Nasdaq not to be an independent director. Nonetheless, the Board has determined that membership on the audit committee by Mr. Waechter is required by the best interests of the Company and its stockholders. In making such a determination, the Board considered the following factors: (i) Mr. Waechter has substantial financial and accounting expertise gained from his thirty years' of international business experience, more than half of which was spent as the chief executive officer of major international corporations, and this expertise will be a valuable addition to the committee; and (ii) the three other members of the audit committee fully satisfy the definition of independent director, thus assuring the overall independence of the committee.

        THE COMPENSATION COMMITTEE, composed of Messrs. Gerbert, Semsky and Wuttke, directors who all qualify as outside directors under Section 162(m) of the Code and as non-employee directors under Rule 16b-3(c) of the Exchange Act, approves the salaries and other benefits of our executive officers and administers any of our non-stock based bonus or incentive compensation plans, excluding any cash awards intended to qualify for the exception for performance-based compensation under Section 162(m) of the Code. It also administers any of our stock-based incentive plans, including the 1998 and 2002 stock incentive plans and is responsible for granting any cash awards intended to qualify for the exception for performance-based compensation under Section 162(m) of the Code. Furthermore, the compensation committee consults with our management regarding pension and other benefit plans, and compensation policies and our practices.

        Our Company does not have a nominating committee. The board of directors will consider nominees recommended by stockholders for election as a director. A stockholder wishing to recommend a nominee to the board of directors for election as a director at an annual meeting of stockholders should submit a recommendation in writing to our Secretary, indicating the nominee's qualifications and other relevant biographical information and providing confirmation of the nominee's consent to serve as a director. The board of directors retains discretion in the nomination of directors and has no obligation to nominate the candidate recommended by the stockholder or to include such candidate in our proxy materials.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Each of Messrs, Semsky, Gerbert and Wuttke, the current members of the compensation committee, is an independent, outside director. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        The compensation committee determines our executive compensation policies. The compensation committee determines the compensation of our executive officers and approves and oversees the administration of our incentive compensation programs for all employees, including executive officers. The compensation committee has reviewed and is in accord with the compensation paid to our executive officers in 2002.

COMPENSATION POLICIES AND PROGRAMS

        Our compensation program is part of a company-wide program covering all employees. The program's goals are to attract, retain and motivate employees, and we utilize incentives such that employees and stockholders share the same risks. The compensation program is designed to link each employee's compensation to our performance. A portion of each employee's compensation relates to the grant of stock options, and such grants are based on the successful attainment of strategic corporate, business unit and individual goals. Grants of stock options are of great importance to executives as well as all employees. Any long-term value to be derived from such grants will be consistent with stockholder gains.

        The Company's policy with respect to the deductibility limit of Section 162(m) of the Internal Revenue Code generally is to preserve the federal income tax deductibility of compensation paid when it is appropriate and is in the best interest of the Company and its stockholders. However, the Company reserves the right to authorize the payment of non-deductible compensation if it deems that it is appropriate.

        Executive and employee compensation includes salary, employment-related benefits and long-term incentive compensation:

          SALARY.    Salaries are set competitively relative to comparable positions within and outside the Internet advertising industry. An individual's experience and performance are considered when setting salaries within the range for each position. Annual reviews are held and adjustments are made based on attainment of individual and company goals.

          BENEFITS.    All employees are eligible for similar benefits, such as health and life insurance.

          LONG-TERM INCENTIVE COMPENSATION.    An incentive compensation program is established annually. The purpose of this program is to provide financial incentives to executives and employees to achieve annual corporate, business unit, and individual goals. The incentive program also aligns executive and employee interests with those of stockholders by using grants of stock options. Such grants vest over time thereby encouraging continued employment with us.

        CHIEF EXECUTIVE OFFICER.    Mr. Moore's base salary for 2003 was set in accordance with his employment agreement and the amount of his annual incentive award for 2002 was based on the philosophy and programs described above. The fiscal 2002 annual incentive award principally reflected the achievement of a number of our company's 2002 business objectives and also included the compensation committee's subjective evaluation of Mr. Moore's performance during 2002.

Members of the compensation committee:
Philipp Gerbert Arnie Semsky Moritz Wuttke

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The audit committee of the board of directors was comprised of three directors in 2002 who were and continue to be independent directors. In accordance with its written charter, which was originally approved by the board of directors on May 23, 2000, the audit committee assists the board of directors in its oversight of the quality and integrity of the accounting, auditing and financial reporting practices of our company. In addition, the audit committee recommends to the full board the selection of our independent auditors.

        Management has primary responsibility for our financial statements and the overall reporting process, including our system of internal controls. Goldstein Golub Kessler LLP, our independent auditors, audits the annual consolidated financial statements prepared by management and expresses an opinion on whether those statements fairly present in all material respects our financial position, results of operations and cash flows under accounting principles generally accepted in the United States. The audit committee has reviewed our audited consolidated financial statements for the year ended December 31, 2002 and discussed them with both management and Goldstein Golub Kessler LLP. Based upon this review, the audit committee recommended to the full board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

        The audit committee has also discussed with Goldstein Golub Kessler LLP the matters required to be discussed by generally accepted auditing standards, including the matters to be discussed under SAS 61.

        The audit committee has discussed with Goldstein Golub Kessler LLP the matters required to be discussed and required by Independence Standards Board Standard No. 1 and has discussed with Goldstein Golub Kessler LLP its independence from our company. In addition, the audit committee has considered whether the provision of the non-audit services provided by Goldstein Golub Kessler LLP is compatible with maintaining Goldstein Golub Kessler's independence.

Members of the audit committee:
Val Zammit Philipp Gerbert Robert Perkins Joseph Waechter

AUDIT AND RELATED FEES

        The following table presents fees for professional audit services rendered by KPMG LLP and Goldstein Golub Kessler LLP for the audit of the Company's annual financial statements for 2002, and fees billed for other services rendered by KPMG LLP and Goldstein Golub Kessler LLP.

Audit fees, excluding audit related	$489,000
Financial Information Systems Design and Implementation	$0
All Other Fees:
Audit related fees(1)	$40,500
Other non-audit services(2)	$52,700

Total All Other Fees	$582,200

(1)
Audit related fees consisted principally of review of registration statements and audits of certain businesses acquired or to be sold.

(2)
Other non-audit fees consist primarily of tax compliance and other tax advisory services.

        As of January 29, 2003, the Registrant dismissed KPMG LLP ("KPMG") as its independent public accountants.

        The audit reports issued by KPMG on the consolidated financial statements of the Registrant as of and for the years ended December 31, 2001 and December 31, 2000, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified, as to uncertainty, audit scope or accounting principles, except as follows:

        KPMG's report, dated March 29, 2002, except for footnotes 3 and 4(b), which are as of October 15, 2002, contains two explanatory paragraphs. This report appears in the Form 8-K/A of 24/7 Real Media, Inc. dated December 19, 2002. The first explanatory paragraph states that the Company has suffered recurring losses from operations since inception and has a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. The second explanatory paragraph states that the Company revised the consolidated financial statements and footnotes to reflect the sale of its IMAKE subsidiary as a discontinued operation in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

        During the two most recent fiscal years ended December 31, 2001 and December 31, 2000, and the subsequent interim period from January 1, 2002 through dismissal of KPMG on January 29, 2003, there have been no disagreements between the Registrant and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter thereof in its report on the Registrant's consolidated financial statements for such periods.

        During the two most recent fiscal years and through January 29, 2003, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        The Registrant requested KPMG to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

        The Registrant has appointed Goldstein Golub Kessler LLP as its new independent public accountants effective as of January 29, 2003. The selection of Goldstein Golub Kessler LLP was approved by the Audit Committee of the Board of Directors of the Registrant on January 14, 2003 subject to agreement on the terms of the engagement, which action was completed on January 29, 2003. During the fiscal years ended December 31, 2001 and December 31, 2000 and through January 29, 2003, the Registrant has not consulted with Goldstein Golub Kessler LLP regarding any matters described in, and required to be disclosed pursuant to, Item 304(a)(2)(i) and (ii) of Regulation S-K.

        The Audit Committee has determined that the provision of services rendered above for "All Other Fees" is compatible with maintaining KPMG's and Goldstein Golub Kessler's independence.

        Goldstein Golub Kessler LLP ("GGK") has a continuing relationship with American Express Tax and Business Services Inc. (TBS) from which it leases auditing staff who are full time, permanent employees of TBS and through which its partners provide non-audit services. As a result of this arrangement, GGK has no full time employees and therefore, none of the audit services performed were provided by permanent full-time employees of GGK. GGK manages and supervises the audit and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

PERFORMANCE GRAPH

        Set forth below is a graph comparing the percentage change in our cumulative stockholder return on our Common Stock from August 13, 1998 (the date of our initial public offering) to December 31, 2002, the last day of our last completed fiscal year. The cumulative stockholder return is measured by dividing the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the excess of our share price as of the end of the measurement period over the price at the beginning of the measurement period, by the share price at the beginning of the measurement period. The cumulative total return on our common stock is compared with the Nasdaq Stock Market (U.S.) Index and a self-constructed peer group index.

COMPARISON OF CUMULATIVE TOTAL RETURNS*
AMONG 24/7 REAL MEDIA, INC., THE NASDAQ STOCK MARKET
INDEX AND A PEER GROUP

Peer Group is comprised of ValueClick, DoubleClick, Inc., Max Worldwide, Aquantive and Engage.

*
Assumes $100 invested on 8/13/98.

PROPOSAL TWO

CONVERSION OF SERIES C-1 PREFERRED STOCK INTO
SERIES C PREFERRED STOCK AND EXERCISABILITY OF RELATED WARRANTS

        On June 4, 2003, the Company consummated a Series C-1 Preferred Stock Purchase Agreement (the "PURCHASE AGREEMENT") with several individual investors, (jointly the "INVESTORS"). In exchange for cash, the Company issued 7,182,500 shares of the Company's newly created Series C-1 Non-Voting Convertible Preferred Stock (the "SERIES C-1 PREFERRED STOCK") to the Investors with an aggregate value equal to $7,182,500. All then-outstanding shares of Series C-1 Preferred Stock will automatically be converted into shares of Series C Preferred Stock (the "SERIES C PREFERRED STOCK") upon the approval of the Company's stockholders of such conversion (the "CONVERSION") pursuant to this Proposal Two and an increase in its number of authorized shares of Common Stock pursuant to Proposal Three, and will not otherwise be convertible into Series C Preferred Stock or any other class of capital stock of the Company.

REASONS FOR STOCKHOLDER APPROVAL REQUIREMENT

        NASDAQ 20% RULE.    In accordance with Nasdaq Rule 4350(i), which generally requires shareholder approval for the issuance or potential issuance of securities representing twenty percent or more of an issuer's outstanding listed securities or twenty percent or more of the voting power outstanding before the Original Issuance Date, and under the terms of the Purchase Agreement pursuant to which the Company issued the Series C-1 Preferred Stock, the Company must solicit shareholder approval for the issuance of Series C Preferred Stock upon conversion of the Series C-1 Preferred Stock, the exercisability of certain warrants that become exercisable upon the Conversion that the Investors have been issued. If the Company obtains shareholder approval, there is no limit on the number of shares that could be issued upon conversion of the Preferred Stock and such issuance of shares of Common Stock will no longer be subject to shareholder approval under Nasdaq Rule 4350(i).

        NASDAQ CHANGE OF CONTROL RULE.    Under Nasdaq Rule 4350(i) (1)(B), Nasdaq listed companies must obtain stockholder approval for any issuance of securities that would result in a change of control (the "Control Rule"). In the event that the Conversion is approved, the Investors (or the party to whom the Investors have delegated voting and dispositive power with respect to the Company's securities held in the name of the Investors) could beneficially own approximately 30% of our outstanding Common Stock. If the Conversion and exercise of the Option were construed to result in a change of control, the approval sought under this Proposal Two would be effective to satisfy the required shareholder approval under the Control Rule. We therefore are seeking the approval by our stockholders for the Conversion and the Option to satisfy the Control Rule.

        NASDAQ RULE ON ISSUANCES TO INSIDERS.    Under Nasdaq Rule 4350(i)(1)(A), Nasdaq-listed companies must obtain stockholder approval under certain circumstances for issuance of securities to officers and directors (the "Insider Rule"). The Investors include (with dollar amounts invested) David J. Moore ($250,000), Tony Schmitz ($10,000) and Christopher J. Wagner ($10,000), each of whom is an executive officer of the Company, and Val Zammit ($100,000) and Joseph W. Waechter Jr. ($200,000), who are directors of the Company.    If the Conversion were construed to invoke the Insider Rule, the approval sought under this Proposal Two would be effective to satisfy the required shareholder approval under the Insider Rule. We therefore are seeking the approval by our stockholders for the Conversion to satisfy the Insider Rule.

SERIES C-1 PREFERRED STOCK IS REDEEMABLE IF STOCKHOLDER APPROVAL OF THIS PROPOSAL IS NOT OBTAINED

        The Series C-1 Preferred Stock will be redeemable in full at the option of the Investors in the event the stockholders reject the Conversion or fail to approve the Conversion by August 15, 2003, or if the Company's Board of Directors withdraws its recommendation that the stockholders approve the Conversion. The Series C Preferred Stock is not redeemable.

Approval of Proposal Three Also Required

        The Company does not currently have a sufficient number of authorized but unissued and unreserved shares of its Common Stock to permit conversion of the Series C Convertible Preferred Stock, and thus approval of this Proposal Three is necessary to effect the Conversion.

SUMMARY OF TERMS OF SERIES C PREFERRED STOCK

        CONVERTIBILITY.    Each share of Series C Preferred Stock is convertible into common stock of the Company at any time at the option of the holder thereof at a conversion price of $0.24158 per share of Common Stock (the "PER SHARE PURCHASE PRICE"). There will be no change to the conversion ratio of the Series C Preferred Stock based upon the future trading price of the Common Stock. The conversion ratio of the Series C Preferred Stock is subject to a weighted average anti-dilution adjustment in the event of certain future issuances of Company equity at an effective per share purchase price lower than the Per Share Purchase Price.

        CONVERSION AT OPTION OF COMPANY.    At any time after the second anniversary of the earlier of the conversion or redemption of the Series C-1 Preferred Stock, each share of outstanding Series C Preferred Stock will automatically convert into the applicable number of shares of Common Stock at the option of the Company if the Common Stock is then traded and the average per share closing price of the Common Stock on the Nasdaq National Market or the Nasdaq Smallcap Market, or similar quotation system or a national securities exchange, is greater than three (3) times the Per Share Purchase Price over a sixty (60) trading day period, the average daily trading volume of the Common Stock over such period is at least 200,000 shares and certain other conditions are satisfied.

        DIVIDENDS.    The Series C Preferred Stock and Series C-1 Preferred Stock will accrue and cumulate dividends at a rate of 6% per year, compounded monthly, payable when, as and if declared by the Company's Board of Directors. All accrued dividends on the Series C Preferred Stock and Series C-1 Preferred Stock must be paid before any dividends may be declared or paid on the Common Stock, and shall be paid as an increase in the liquidation preference of the Series C and Series C-1 Preferred Stock payable upon the sale, merger, liquidation, dissolution or winding up of the Company.

        LIQUIDATION PREFERENCE.    In the event of a liquidation, dissolution or winding up of the Company, if the holders of Common Stock would receive consideration per share equal to less than three (3) times the Per Share Purchase Price (assuming for this purpose the prior conversion in full of all Series C Preferred Stock and Series C-1 Preferred Stock into the applicable number of shares of Common Stock), then the holders of the Series C Preferred Stock and Series C-1 Preferred Stock are entitled to a liquidation preference payment per share equal to the Per Share Purchase Price, plus any dividends accrued but unpaid as of such date. After payment of the foregoing preference, the holder of each share of Series C Preferred Stock and Series C-1 Preferred Stock would then also participate on an as-converted to Common Stock basis with the holders of the Common Stock in the distribution of the proceeds from such a liquidation event to the holders of the Common Stock. A merger, consolidation or sale of the Company will be treated as a liquidation event unless such transaction has been approved by the holders of a majority of the outstanding Series C Preferred Stock.

        VOTING RIGHTS.    Holders of the Series C Preferred Stock generally will vote together with the holders of shares of Common Stock, with each share of Series C Preferred Stock representing that number of votes equal to that number of shares of Common Stock into which it is then convertible.

        However, the holders of the Series C Preferred Stock will be entitled to a separate class vote with respect to certain matters, including the creation of a class or series of stock having preferences or privileges senior to or on a parity with the Series C Preferred Stock and any amendment or waiver of any provision of the Company's Certificate of Incorporation or Bylaws that would adversely affect the rights, privileges and preferences of the Series C Preferred Stock. Additionally, at any time prior to the second anniversary of the redemption or conversion of the Series C-1 Preferred Stock, holders of the Series C Preferred Stock will be entitled to a separate class vote with respect to a proposed merger, consolidation, or sale of the Company, unless, at the time of the signing of a definitive agreement or taking of such other action necessary to effect such a transaction, the fair market value of one share of Common Stock is greater than three times the Per Share Purchase Price.

WARRANTS

        The Company has also issued two warrants to the Investors to purchase shares of Common Stock at an exercise price per share equal to the Per Share Purchase Price, of which (i) one warrant entitles the Investors to purchase up to approximately 2.973 million additional shares of Common Stock and only becomes exercisable upon stockholder approval of the Conversion; and (ii) another warrant entitles the Investors to purchase up to approximately 1.436 million additional shares of Common Stock and only becomes exercisable in the event the Investors become entitled to redeem its Series C-1 Preferred Stock. Each such warrant will remain exercisable until the fifth anniversary of the date on which the warrant first became exercisable. All warrants issued pursuant to this transaction may be exercised through a cashless exercise.

REGISTRATION

        The parties also entered into an Investors' Rights Agreement pursuant to which the Company is obligated to file a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Series C Preferred Stock and upon exercise of all warrants issued to the Investors in connection with this transaction, and has also granted piggyback registration rights to the holders of such shares, on a pari passu basis with existing registration rights holders, to participate in certain registered offerings of the Company's securities.

PROPOSAL THREE

AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

        The Board of Directors has determined that it is in the best interests of the Company and its stockholders to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock of 24/7 Real Media from 140,000,000 to 350,000,000 shares. The certificate of incorporation also authorizes the issuance of 10,000,000 shares of Preferred Stock. Accordingly, the Board of Directors has approved the proposed amendment to the Certificate of incorporation, in substantially the form attached to this joint proxy statement as Annex B, and solicits the approval of the Company's stockholders of the amendment.

        If the Company stockholders approve the amendment, the Board of Directors currently intends to file the amendment with the Secretary of State of the State of Delaware as soon as practicable following the stockholder approval. If the amendment is not approved by stockholders, the existing certificate of incorporation will continue in effect.

        The completion of the merger is not conditioned upon the approval of the amendment to the Company's Certificate of Incorporation, and the effectiveness of the amendment to the Company's Certificate of Incorporation is not conditioned upon the completion of the merger.

PURPOSE OF THE PROPOSED AMENDMENT

        The objective of the increase in the authorized number of shares of common stock is to ensure that the Company has a sufficient number of authorized shares available for future issuances, including shares sufficient to permit the conversion of Shares of our Series C Convertible Preferred Stock, as described in Proposal Two. The Company's Board of Directors believes that it is prudent to increase the authorized number of shares of common stock to the proposed level in order to provide a reserve of shares available for issuance to meet business needs as they arise. Such future activities may include financings, establishing strategic relationships with corporate partners, providing equity incentives to employees, officers or directors, or effecting stock splits or dividends. The additional shares of common stock authorized may also be used to acquire or invest in complementary businesses or products or to obtain the right to use complementary products. Although the Company has no present obligation to issue additional shares of common stock (except pursuant to employee stock incentive plans and currently outstanding shares of preferred stock and warrants), 24/7 Real Media continues to evaluate and conduct discussions with third parties with respect to potential acquisitions or investments.

        Adoption of the proposed amendment would not affect the rights of the holders of currently outstanding common stock of 24/7 Real Media, except for rights incidental to increasing the number of shares of the Company's common stock outstanding.

POSSIBLE EFFECTS OF THE PROPOSED AMENDMENT

        If the Company's stockholders approve the proposed amendment, the Board of Directors may cause the issuance of additional shares of common stock without further vote of the Company's stockholders, except as provided under Delaware corporate law or under the rules of any securities exchange on which shares of the Company's common stock are then listed. Current holders of common stock have no preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership in 24/7 Real Media. The issuance of additional shares of the Company's common stock would decrease the proportionate equity interest of the current stockholders and, depending upon the price paid for such additional shares, could result in dilution to the Company's current stockholders.

INTEREST OF CERTAIN PERSONS

        As more particularly described in Proposal Two, certain officers and directors of the Company purchased Shares of our Series C Non convertible Preferred Stock, which shall automatically be exchanged into Shares of Series C Convertible Preferred Stock upon approval of Proposals Two and Three.

REQUIRED VOTE

        The affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock entitled to vote at the 24/7 Real Media special meeting is required to approve the amendment to the Company's Certificate of Incorporation. Abstentions, failures to vote and broker non-votes will have the same effect as a vote against approval of the amendment to the Company's Certificate of Incorporation.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 24/7 REAL MEDIA CERTIFICATE OF INCORPORATION.

PROPOSAL FOUR:

AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE SPLIT OF OUR COMMON STOCK

        You are being asked to vote upon amendments to our Certificate of Incorporation that would authorize our board of directors to effect a reverse split of all outstanding shares of our common stock at an exchange ratio between one-to-2 and one-to-15. If, for example, the Board were to select a ratio of one-for-five, for every five shares of common stock held by a stockholder prior to the reverse stock split, that stockholder would hold one share of common stock immediately after the reverse stock split.. Any fractional shares resulting from a reverse stock split would be rounded up to a whole share as provided below, and outstanding options and warrants to purchase common stock, and the conversion rights of outstanding preferred stock, would be adjusted accordingly. The board would have the sole discretion to elect, as it determines to be in the best interests of our company and our stockholders, whether or not to effect a reverse stock split, and if so at what ratio within the approved range, at any time before the 2004 annual meeting of stockholders. The board of directors believes that approval of a proposal granting this discretion to the board, rather than approval of an immediate reverse stock split at a specified ratio, provides the board with maximum flexibility to react to current market conditions and therefore to act in the best interests of our company and our stockholders. The Board has no current plans to effect a reverse stock split.

        A sample form of amendment to our Certificate of Incorporation to effect the proposed reverse stock splits is attached to this proxy statement as Annex A. If the board elects to implement an approved reverse stock split, the number of issued and outstanding shares of common stock would be reduced in accordance with the exchange ratio for the selected reverse stock split. The par value of the common stock would remain unchanged at $.01 per share and the number of authorized shares of common stock would remain unchanged. The reverse stock split would become effective upon the filing of the amendment to our Certificate of Incorporation with the Delaware Secretary of State. The board may elect not to implement any reverse stock split at its sole discretion, even if this proposal is approved by our stockholders.

REASONS FOR CONSIDERING A REVERSE STOCK SPLIT

        The Board of Directors also believes that the relatively low per share market price of the Common Stock may impair the acceptability of the Common Stock to certain institutional investors and other members of the investing public. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or the Company's reputation in the financial community. Nevertheless, in practice this is not necessarily the case, as certain investors view low-priced stock as unattractive or, as a matter of policy, will not extend margin credit on stock trading at low prices, although certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities. Many brokerage houses are reluctant to recommend lower-priced stock to their clients or to hold it in their own portfolios. Further, a variety of brokerage house policies and practices discourage individual brokers within those firms from dealing in low-priced stock because of the time-consuming procedures that make the handling of low-priced stock unattractive to brokerage houses from an economic standpoint.

        Also, because the brokerage commissions on low-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, the current share price of the Common Stock can result in individual stockholders paying transaction costs (commissions, markups, or markdowns) which are a higher percentage of their total share value than would be the case if the share price were substantially higher. This factor is believed to limit the willingness of retail and institutional investors to purchase the Company's Common Stock at its current relatively low per share market price.

        In determining whether or not to implement a reverse stock split, and the appropriate exchange ratio, the board would assess a variety of factors, including but not limited to analysis of our most recent fiscal quarter and general economic conditions, as well as the trading price of our common stock on the days leading up to the date of the reverse stock split.

POTENTIAL EFFECTS OF THE REVERSE STOCK SPLIT.

        The immediate effects of a reverse stock split would be to reduce the number of shares of common stock outstanding and to increase the trading price of our common stock. However, the effect of any reverse stock split upon the market price of our common stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances is varied. We cannot assure you that the trading price of our common stock after the reverse stock split will rise in exact proportion to the reduction in the number of shares of our common stock outstanding as a result of the reverse stock split. Also, as stated above, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our common stock, that the trading price would remain above the thresholds required by the Nasdaq Stock Market, or that we will be able to continue to meet the other continued listing requirements of the Nasdaq Stock Market. The trading price of our common stock may change due to a variety of other facts, including our operating results, other factors related to our business and general market conditions.

        The following table reflects the number of shares of common stock that would be outstanding as a result of each proposed reverse stock split, and the approximate percentage reduction in the number of outstanding shares, based on 76,668,810 shares of common stock outstanding as of the record date for the annual meeting:

Proposed Reverse Stock Split Ratio	Percentage Reduction	Shares of Common Stock To be Outstanding
One-to-2	50.00%	38,334,405
One-to-5	80.00%	15,333,762
One-to-10	90.00%	7,666,881
One-to-15	93.33%	5,111,254

        The resulting decrease in the number of shares of our common stock outstanding could potentially impact the liquidity of our common stock on the Nasdaq Smallcap Market, especially in the case of larger block trades.

        POTENTIAL ANTI-TAKEOVER EFFECT OF AUTHORIZED BUT UNISSUED SECURITIES.    The reverse stock split would result in a greater spread between the number of authorized shares and the number of outstanding shares. The issuance of shares of Common Stock under particular circumstances may have the effect of discouraging an attempt to change control of the Company, especially in the event of a hostile takeover bid. The increase in the spread between authorized and issued (and committed) Common Stock recommended by the Board of Directors could have the overall effect of rendering more difficult the accomplishment of an acquisition of the Company, and to make more difficult the removal of incumbent management. Common Stock would be authorized to be issued in the discretion of the Board without stockholder approval of each issuance. The proportionate increase in the authorized number of shares of Common Stock could have an advantage of permitting us to issue shares for other purposes that could improve our financial position. However, the proportionately larger spread between authorized shares and outstanding (or committed) shares might be used to increase the stock ownership or voting rights of persons seeking to obtain control of the Company, and this anti-takeover effect could benefit incumbent management at the expense of the stockholders. Issuance of additional shares also could have the effect of diluting any earnings per share and book value per share of shares outstanding of Common Stock. We may issue new securities without first offering them to stockholders. The holders of shares of Common Stock have no preemptive rights.

Preemptive rights would have given stockholders a right to purchase pro rata new securities issued by us. Preemptive rights protect such holders from dilution to some extent by allowing holders to purchase shares according to their percentage ownership in each issuance of new securities. Therefore, we may issue our shares in a manner that dilutes our current stockholders.

        EFFECTS ON OWNERSHIP BY INDIVIDUAL STOCKHOLDERS.    If we implement a reverse stock split, the number of shares of common stock held by each stockholder would be reduced by multiplying the number of shares held immediately before the reverse stock split by the exchange ratio, and then rounding up to the nearest whole share. The reverse stock split would affect our common stock uniformly and would not affect any stockholder's percentage ownership interests in our company or proportionate voting power, except to the extent that interests in fractional shares would be paid in whole shares.

        EFFECT ON OPTIONS, WARRANTS AND OTHER SECURITIES.    In addition, all outstanding shares of options, warrants and other securities entitling their holders to purchase shares of our common stock would be adjusted as a result of the reverse stock split, as required by the terms of these securities. In particular, the conversion ratio for each instrument would be reduced, and the exercise price, if applicable, would be increased, in accordance with the terms of each instrument and based on the exchange ratio of the reverse stock split. Also, the number of shares reserved for issuance under our existing stock option and employee stock purchase plans would be reduced proportionally based on the exchange ratio of the reverse stock split. None of the rights currently accruing to holders of the common stock, options, warrants or other securities convertible into common stock would be affected by the reverse stock split.

        OTHER EFFECTS ON OUTSTANDING SHARES.    If a reverse stock split is implemented, the rights and privileges of the outstanding shares of common stock would remain the same after the reverse stock split. Each share of common stock issued pursuant to the reverse stock split would be fully paid and nonassessable.

        The reverse stock split would result in some stockholders owning "odd-lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

        The common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. As a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split would not affect the registration of the common stock under the Exchange Act.

PROCEDURE FOR EFFECTING THE REVERSE STOCK SPLIT.

        If our stockholders approve some or all of the proposed amendments to our Certificate of Incorporation, the board of directors may elect whether or not to declare a reverse stock split at any of the approved exchange ratios at any time before the 2003 Annual Meeting of Stockholders. The reverse stock split would be implemented by filing the appropriate amendment to our Certificate of Incorporation with the Delaware Secretary of State, and the reverse stock split would become effective on the date of the filing. As of the effective date of the reverse stock split, each certificate representing shares of our common stock before the reverse stock split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of common stock resulting from the reverse stock split, except that holders of unexchanged shares would not be entitled to receive any dividends or other distributions payable by our company after the effective date until they surrender their old stock certificates for exchange. All shares of preferred stock, options, warrants, convertible debt instruments and other securities would also be automatically adjusted on the effective date.

        Our transfer agent would act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, stockholders and holders of securities convertible into our common stock would be notified of the effectiveness of the reverse split. Stockholders of record would receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or "street name" would not be required to take any further actions to effect the exchange of their certificates. No new certificates would be issued to a stockholder until the stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the reverse stock split, rounded up to the nearest whole share. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

FRACTIONAL SHARES

        We would not issue fractional shares in connection with the reverse stock split. Instead, any fractional share resulting from the reverse stock split would be rounded up to the nearest whole share. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the exchange ratio would instead receive a whole share upon surrender to the exchange agent of the certificates and a properly completed and executed letter of transmittal.

EFFECTS ON REGISTRATION

        The Common Stock of the Company is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company is subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split, if implemented, will not affect the registration of the Company's Common Stock, nor will the number of stockholders be affected by the reverse stock split. After the reverse stock split, the Company's Common Stock would continue to be reported on the Nasdaq SmallCap market under the symbol "TFSM" (although the Nasdaq will add the letter "D" to the end of the trading symbol for a period of one month to indicate that a reverse split has occurred.)

EFFECTS ON STOCK OPTIONS

        A reverse stock split will reduce the number of shares of Common Stock available for issuance under the Company's 1998 Stock Incentive Plan and the 2002 Stock Incentive Plan in proportion to the conversion ratio selected by the Board. If the stockholders approve Proposal Four and Five, the number of shares subject to the Plans will be increased on a post-reverse split basis, assuming the Board of Directors implements the reverse stock split. Under the terms of the outstanding options, the reverse stock split will reduce the number of shares of Common Stock issuable upon exercise of such stock options in proportion to the conversion ratio selected by the Board, and will effect a proportionate increase in the exercise price of such options. In connection with the reverse stock split, the number of shares of Common Stock issuable upon exercise of outstanding stock options will be rounded to the nearest whole share, and no cash payment will be made in respect of such rounding.

EXCHANGE OF CERTIFICATES

        As soon as practicable after the Effective Date, transmittal forms and instructions specifying the details of the exchange will be mailed to each holder of record shares of Common Stock, to be used in forwarding such holder's Common Stock certificates for surrender and exchange for certificates evidencing the number of shares of Common Stock such stockholder is entitled to receive as a consequence of the reverse stock split. Upon receipt of the transmittal form and instructions, each stockholder should surrender the certificates evidencing shares of Common Stock prior to the reverse stock split in accordance with the applicable instructions. Each stockholder surrendering share certificates will receive new certificates evidencing the whole number of shares of Common Stock to which such stockholder is entitled as a consequence of the reverse stock split. Stockholders will not be required to pay any transfer fee or other fees associated with the exchange of certificates.

        STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES, NOR SHOULD STOCKHOLDERS SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

NO APPRAISAL RIGHTS.

        No appraisal rights are available under the Delaware General Corporation Law or under our Certificate of Incorporation or bylaws to any stockholder who dissents from this proposal.

ACCOUNTING CONSEQUENCES.

        The par value of our common stock would remain unchanged at $.01 per share after the reverse stock split. Also, the capital account of the Company would remain unchanged, and the Company does not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

FEDERAL INCOME TAX CONSEQUENCES.

        The following is a summary of material federal income tax consequences of the reverse stock split and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, including banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the shares are held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of the stockholder.

        EACH STOCKHOLDER IS URGED TO CONSULT WITH THE STOCKHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE REVERSE STOCK SPLIT.

        No gain or loss should be recognized by a stockholder upon the stockholder's exchange of shares pursuant to the reverse stock split. The aggregate tax basis of the shares received in the reverse stock split, including any fraction of a share deemed to have been received, would be the same as the stockholder's aggregate tax basis in the shares exchanged. The stockholder's holding period for the shares would include the period during which the stockholder held the pre-split shares surrendered in the reverse stock split.

        Our beliefs regarding the tax consequence of the reverse stock split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the reverse stock split may as to each stockholder, depending upon the state in which he or she resides.

VOTE REQUIRED.

        The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve each of the proposed amendments to our Certificate of Incorporation to effect a reverse stock split at one of the proposed exchange ratios.

        OUR BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE APPROVAL OF EACH OF THE PROPOSED AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION TO EFFECT THE PROPOSED REVERSE STOCK SPLIT.

PROPOSAL FIVE

PROPOSAL FOR THE AMENDMENT OF THE
2002 STOCK INCENTIVE PLAN

        The stockholders of 24/7 Real Media are asked to approve amendments to our 2002 Stock Incentive Plan. The amendments will:

  (i)
  increase the aggregate number of shares of Common Stock subject to awards under the Plan by 10,000,000 shares; and

  (ii)
  increase the maximum term of certain options to be granted to our employees in Europe to 11 years.

        The affirmative vote of the holders of at least a majority of the outstanding shares of our Common Stock present and entitled to vote at the annual meeting is required to approve the amendments to the Plan.

        OUR BOARD RECOMMENDS THAT YOU, AS STOCKHOLDERS, VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1998 STOCK INCENTIVE PLAN.

        BACKGROUND OF THE PROPOSAL TO AMEND THE 1998 STOCK INCENTIVE PLAN.    The Plan was adopted by the Board of Directors and the stockholders on September 10, 2002. The Plan was established for the benefit of our stockholders by enabling us (i) to offer stock based incentives to our employees, our affiliates and our consultants, thereby creating a means to raise the level of ownership in our common stock by such individuals in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and stockholders and (ii) to grant nondiscretionary, nonqualified stock options to non-employee directors thereby attracting, retaining and rewarding such non-employee directors and strengthening the mutuality of interests between non-employee directors and stockholders. The proposed increase in number of shares subject to awards under the Plan, will assure that a sufficient awards are available under the Plan to attract and retain the services of qualified employees, which is essential to our long-term growth and success. Our Board has approved and recommends the approval of the amendments to the Plan.

        The affirmative vote of the holders of at least a majority of the outstanding shares of our common stock present and entitled to vote at the annual meeting is required to approve the amendment to the 2002 Stock Incentive Plan.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENTS TO THE 2002 STOCK INCENTIVE PLAN.

        The following description of the 2002 Stock Incentive Plan is a summary and is qualified in its entirety by reference to the 2002 Stock Incentive Plan, a copy of which may be obtained upon written request to the Company at the Company's principal business address.

        ADMINISTRATION.    The incentive plans are administered by the compensation committee of our Board of Directors, except that with respect to awards to non-employee directors, the 2002 Stock Incentive Plan will be administered by the Board of Directors. Additionally, if no compensation committee exists which has the authority to administer the 2002 Stock Incentive Plan, the functions of the compensation committee will be performed by the Board of Directors. The compensation committee has full authority and discretion, subject to the terms of the incentive plans, to determine who is eligible to receive awards and the amount and type of awards. Terms and conditions of awards are set forth in written grant agreements. No option may have an exercise price less than the fair market value of the common stock at the time of original grant (or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of fair market value). Awards under the incentive plans may not be made on or after the tenth anniversary of the date of its adoption, but awards granted prior to such date may extend beyond that date. All options granted under the incentive plans expire no more than ten years from the date of grant; however, under the proposed amendment, certain options granted to employees in Europe will expire 11 years from the date of grant if necessary, in the opinion of the Company's tax advisors, to avoid onerous tax implications for the Company or grant recipient.

        ELIGIBILITY AND TYPES OF AWARDS.    All of our employees and consultants are eligible to be granted nonqualified stock options, stock appreciation rights and restricted stock. In addition, our employees and employees of our affiliates that qualify as subsidiaries (within the meaning of Section 424 of the Internal Revenue Code) are eligible to be granted incentive stock options under the 2002 Stock Incentive Plan. Our non-employee directors are eligible to receive non-discretionary grants of nonqualified stock options and to receive grants of common stock for each meeting of the Board of Directors or a committee of the Board attended.

        AVAILABLE SHARES.    Currently, a maximum of 13,000,000 shares of common stock may be issued pursuant to the 2002 Stock Incentive Plan. The maximum number of incentives that may be granted to any individual from the plan for each fiscal year during the term of the incentive plans is 600,000. In general, upon the cancellation or expiration of an award, the unissued shares of common stock subject to such awards will again be available for awards under the incentive plans. The number of shares of common stock available for the grant of awards and the exercise price of an award may be adjusted to reflect any change in our capital structure or business by reason of certain corporate transactions or events. The 2002 Plan allows for an automatic increase in the shares available for issuance thereunder on the first trading day of each calendar year by an amount equal to 3% of the total number of shares of common stock outstanding on the last trading day of the immediately preceding calendar year, not to exceed 3,000,000 shares in any given year.

        In general, if stock options or stock appreciation rights are for any reason cancelled, or expire or terminate unexercised, the shares covered by such options or stock appreciation right will again be available for the grant of awards under the 2002 Stock Incentive Plan. In addition, if shares of common stock are exchanged by a participant as full or partial payment to the Company, or for withholding, in connection with the exercise of a stock option or the number shares of common stock otherwise deliverable has been reduced for withholding, the shares exchanged or reduced will again be available for purposes of granting awards under the 2002 Stock Incentive Plan, except with respect to awards of incentive stock options.

        AMENDMENT AND TERMINATION.    Notwithstanding any other provision of the 2002 Stock Incentive Plan, the Board of Directors may at any time amend any or all of the provisions of the 2002 Stock Incentive Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided in the 2002 Stock Incentive Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be impaired without the consent of such participant approval of our stockholders in accordance with the laws of the State of Delaware, to the extent required under Section 162(m) of the Internal Revenue Code, or to the extent applicable to incentive stock options, Section 422 of the Internal Revenue Code, no amendment may be made which would: (i) increase the aggregate number of shares of common stock that may be issued; (ii) increase the maximum individual participant share limitations for a fiscal year; (iii) change the classification of employees or consultants eligible to receive awards; (iv) decrease the minimum exercise price of any stock option or SAR; (v) extend the maximum option term; (vi) change rights under the 2002 Stock Incentive Plan with regard to non-employee directors; or (vii) require stockholder approval in order for the 2002 Stock Incentive Plan to continue to comply with the applicable provisions of Section 162(m) of the Internal Revenue Code or, to the extent applicable to incentive stock options, Section 422 of the Internal Revenue Code.

        AWARDS UNDER THE 2002 STOCK INCENTIVE PLAN.    The following types of awards are available under the 2002 Stock Incentive Plan:

        STOCK OPTIONS.    Under the incentive plans, the compensation committee may grant options to purchase shares of common stock. Options may be incentive stock options or non-qualified stock options. The compensation committee will determine the number of shares subject to the option, the term of the option, the exercise price per share, the vesting schedule, and the other material terms of the option.

        STOCK APPRECIATION RIGHTS.    The compensation committee may grant stock appreciation rights ("SARs") either with a stock option which may be exercised only at such times and to the extent the related option is exercisable ("Tandem SAR"), or independent of a stock option ("Non-Tandem SARs"). A SAR is a right to receive a payment either in cash or common stock, as the compensation committee may determine, equal in value to the excess of the fair market value of one share of common stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The exercise price per share covered by a SAR will be the exercise price per share of the related option in the case of a Tandem SAR and will be the fair market value of the common stock on the date of grant in the case of a Non-Tandem SAR.

        RESTRICTED STOCK.    The 2002 incentive plan authorizes the compensation committee to award shares of restricted stock. Upon the award of restricted stock, the recipient has all rights of a stockholder, unless otherwise specified by the compensation committee at the time of grant, subject to the conditions and restrictions generally applicable to restricted stock.

        CHANGE IN CONTROL.    Unless otherwise determined by the compensation committee of the Board of Directors at the time of grant, in the event that we merge with another company, upon the sale of substantially all of our assets or securities representing 40% or more of the total combined voting power of our then outstanding securities, or upon changes in membership of the Board of Directors during any two-year period, then: each option will be fully vested and immediately exercisable, or each option may be repurchased by us for an amount of cash equal to the excess of the change of control price (as defined in the incentive plans) over the exercise price; and the restrictions on shares of restricted stock shall lapse as if the applicable restriction period had ended.

        NON-EMPLOYEE DIRECTOR STOCK OPTION GRANTS.    The 2002 Stock Incentive Plan authorizes the automatic grant of nonqualified stock options to each non-employee director, without further action by the Board of Directors or the stockholders, as follows: (i) options to purchase 50,000 shares of common stock will be granted to each non-employee director as of the date he or she begins service as a non-employee director on the Board of Directors; and (ii) options to purchase 16,667 shares of common stock (or a pro rata portion for less than a full year of service) will be granted to each non-employee director upon the date of each annual meeting of stockholders. The exercise price per share of options will be the fair market value of the common stock at the time of grant or the par value of the common stock, whichever is greater. The term of each such option will be 10 years. Options granted to non-employee directors pursuant to an initial grant will vest and become exercisable at the rate of 33.3% of the options granted, as of each anniversary of the date of grant. Options granted pursuant to an annual grant will become vested in full on the date of the third anniversary of the date of the grant, provided that the non-employer director is a director on the Board of Directors on that date. All options granted to non-employee directors and not previously exercisable will become fully exercisable immediately upon a change in control.

        MISCELLANEOUS.    Awards granted under the 2002 Stock Incentive Plan are generally nontransferable, except that the compensation committee may provide for the transferability of nonqualified stock options (other than those granted to non-employee directors) at the time of grant or thereafter. Stock options granted to non-employee directors are transferable solely to such non-employee director's principal employer (other than us or our affiliate if the director should become employed by us or our affiliate) at the time of grant if the terms of such non-employee director's employment so require.

        CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES.    The rules concerning the Federal income tax consequences with respect to options granted and to be granted pursuant to the 2002 Stock Incentive Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the Federal income tax consequences. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.

        INCENTIVE STOCK OPTIONS.    In general, an employee will not realize taxable income upon either the grant or the exercise of an incentive stock option and we will not realize an income tax deduction at either such time. In general, however, for purposes of the alternative minimum tax, the excess of the fair market value of the shares of common stock acquired upon exercise of an incentive stock option (determined at the time of exercise) over the exercise price of the incentive stock option will be considered income. If the recipient does not sell the common stock received pursuant to the exercise of the incentive stock option within either (i) two years after the date of the grant of the incentive stock option or (ii) one year after the date of exercise, a subsequent sale of the common stock will result in long-term capital gain or loss to the recipient and will not result in a tax deduction to the Company. Capital gains rates may be reduced in the case of a longer holding period.

        If the recipient disposes of the common stock acquired upon exercise of the incentive stock option within either of the above mentioned time periods, the recipient will generally realize as ordinary income an amount equal to the lesser of (i) the fair market value of the common stock on the date of exercise over the exercise price, or (ii) the amount realized upon disposition over the exercise price. In such event, we generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income. Any gain in excess of such amount realized by the recipient as ordinary income would be taxed at the rates applicable to short-term or long-term capital gains (depending on the holding period).

        NONQUALIFIED STOCK OPTIONS.    A recipient will not realize any taxable income upon the grant of a nonqualified stock option and we will not receive a deduction at the time of such grant unless such option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a nonqualified stock option, the recipient generally will realize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. Upon a subsequent sale of the common stock by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the common stock. The Company will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income.

        ALL OPTIONS.    With regard to both incentive stock options and nonqualified stock options, the following also apply: (i) any of our officers and directors subject to Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their nonqualified stock options, (ii) any entitlement to a tax deduction on the part of the Company is subject to the applicable tax rules (including, without limitation, Section 162(m) of the Internal Revenue Code regarding the $1 million limitation on deductible compensation), and (iii) in the event that the exercisability or vesting of any award is accelerated because of a change of control, payments relating to the awards (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Internal Revenue Code, which excess amounts may be subject to excise taxes.

        In general, Section 162(m) of the Internal Revenue Code denies a publicly held corporation a deduction for Federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and four other executive officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. Options will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares with respect to which options may be granted to any recipient during a specified period of the plan under which the options are granted is approved by stockholders and is administered by a compensation committee comprised of outside directors. The 2002 Stock Incentive Plan is intended to satisfy these requirements with respect to options.

        The 2002 Stock Incentive Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The 2002 Stock Incentive Plan is not, nor is it intended to be, qualified under Section 401(a) of the Internal Revenue Code.

        FUTURE PLAN AWARDS.    Because future awards under the 2002 Stock Incentive Plan will be based upon prospective factors including the nature of services to be rendered by prospective key employees and officers of, advisors and independent consultants to, the Company or its affiliates, and directors who are neither officers nor employees of the Company or its affiliates and their potential contributions to the success of the Company, actual awards cannot be determined at this time.

EXISTING STOCK OPTION PLANS

        The Company has previously adopted its 1998 Stock Incentive Plan, its 2001 Non-officers Stock Incentive Plan, its 2001 Equity Compensation Plan, its 2002 Equity Compensation Plan and its 2002 Stock Incentive Plan. The 1998 Stock Incentive Plan, 2001 Non-officers Stock Incentive Plan and 2002 Stock Incentive Plan are substantially similar. The 2001 and 2002 Equity Compensation Plans provide a mechanism for officers and employees to increase their ownership in the Company, thus better aligning their interests with those of our stockholders, by accepting shares of our common stock in lieu of cash payment for a portion of their base salaries and bonuses. Certain vendors of the Company have also elected to accept shares of common stock under these plans as payment for services rendered.

        Below is a table showing the number of incentives that have been authorized under each of these Plans, the number of options outstanding and their weighted average exercise price (only with respect to the stock incentive plans, as the equity compensation plans provide only for grants of shares of stock, and the number of options that remain available for grant:

Name of Plan	Incentives Authorized	Incentives Outstanding	Weighted Average Exercise Price	Incentives Available for Grant
1998 Stock Incentive Plan	11,386,547	6,989,317	2.29	800,037
2001 Non-Officers Stock Incentive Plan	2,500,000	2,500,000	$0.32	0
2001 Equity Compensation Plan	1,250,000	1,250,000	N/A	0
2002 Equity Compensation Plan	3,000,000	2,021,666	N/A	978,334
2002 Stock Incentive Plan	13,000,000	9,515,858	$0.23	3,484,442

PROPOSAL SIX

PROPOSAL TO CLARIFY THE APPROVAL OF AWARDS UNDER
AMENDMENTS TO EXECUTIVE EMPLOYMENT AGREEMENTS

        On July 2, 2002, we entered into a Series A and Series A-1 Preferred Stock and Common Stock Warrant Purchase Agreement with Sunra Capital Holdings Limited ("Sunra"), a newly formed investment fund advised by Merchant's Group International. On July 2, 2002, Sunra purchased $1.6 million of our newly created Series A Preferred Stock, and $3.4 million of our newly created Series A-1 Non Voting Convertible Preferred Stock, and on August 13, 2002 Sunra and affiliated parties agreed, subject to stockholder approval, to purchase an additional $3.0 million of the Series A Preferred Stock, for a total investment of $8.0 million. Upon receipt of stockholder approval on September 10, 2002, the outstanding shares of Series A-1 Preferred Stock converted into shares of Series A Preferred Stock and Sunra consummated the purchase of an additional $3.0 million of the Series A Preferred Stock.

        In conjunction with the Sunra investment, Sunra required, and the four executive officers each agreed to, a modification of their respective employment agreements with us to reduce the amount of severance payable to such executive officers by 50%, which would be payable in one lump sum, and to reduce the notice period for termination or non-renewal from 180 days to 30 days. In exchange, such executives received, in the aggregate, 2.129 million shares of our Common Stock, which was based on the approximate fair market value of our Common Stock as of the date of the Sunra investment, or $0.20 per share, in consideration of approximately $0.4 million, out of a total of approximately $0.8 million, future severance benefits forfeited. In addition, such executives also received fully vested stock options to acquire 2.129 million shares of our Common Stock with an exercise price of $0.20 per share.

        In addition, the four executive officers agreed to receive the earnings-based portion of their 2002 target bonus, if earned, in shares of our Common Stock. The number of shares to be issued in connection with the award is based upon the earnings-based portion of their 2002 target bonus award divided by $0.20 per share. Accordingly, this modification to the executives' bonus award resulted in a variable based compensation award which was measured based upon the fair market value of our Common Stock at each reporting period, namely at the end of the third and fourth quarter of 2002. At December 31, 2002, management determined that it was probable that the target would be met and determined, at $0.20 per share, and that the bonus equals 1.8 million common shares. These shares are not subject to any vesting or other restriction.

        The issuance of the shares and options were subject to stockholder approval of the 2002 Stock Incentive Plan and the Sunra Series A Preferred Stock transactions. At our meeting of stockholders on September 10, 2002, the 2002 Stock Incentive Plan and the Sunra transactions were approved by the stockholders. A portion of the awards contemplated by the amendments to the executive employment agreements were made outside of 2002 Stock Incentive Plan due to limits contained in such plan on the number of options that may be granted in any fiscal year to any individual. This applies to 2,708,063 incentives granted to David J. Moore, 757,500 incentives granted to Tony Plesner, 922,975 incentives granted to Norman M. Blashka, and 520,351 incentives granted to Mark E. Moran. Accordingly, in order to clarify that the full amount of the awards made in accordance with the amendments to the executive employment agreements were intended to be included in the approval given by the stockholders, you are being asked to approve the grants and issuances in accordance with those agreements to the extent such awards were not covered by the 2002 Stock Incentive Plan.

        The stock options granted outside of the 2002 Stock Incentive Plan (which were approved by our compensation committee) are non-qualified stock options and have terms that are substantially similar to the non-qualified stock options granted to senior executives under the 2002 Stock Incentive Plan. The options have a ten-year term and have post-termination exercise provisions that are based on the terms of the 2002 Stock Incentive Plan. The options are nontransferable, although the compensation committee may provide for the transferability of these options to permitted "family members" (as defined by applicable law) at some point in the future. No amendment can be made to these options that would impair the rights of the optionholder and no amendment can be made to increase the number of shares subject to the option without the approval of our stockholders.

        The number of shares subject to the stock option and the exercise price may be adjusted to reflect any change in our capital structure or business by reason of certain corporate transactions or events. The federal income tax consequences of these awards that are nonqualified stock options are the same as those applicable to nonqualified stock options made under the 2002 Stock Incentive Plan and are described under Proposal Five.

        The affirmative vote of the holders of at least a majority of the outstanding shares of our common stock present and entitled to vote at the annual meeting is required to approve the awards made to the executives outside the 2002 Stock Incentive Plan.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AWARDS TO EXECUTIVES MADE OUTSIDE THE 2002 STOCK INCENTIVE PLAN.

PROPOSAL SEVEN:

INDEPENDENT AUDITORS

        Upon the recommendation of the audit committee, our board of directors has appointed Goldstein Golub Kessler LLP, independent certified public accountants, to audit our books and records for the year ending December 31, 2002.

        Representatives of Goldstein Golub Kessler LLP are expected to be present at the meeting of stockholders and will be given an opportunity to make a statement if they so desire. They are expected to be available to respond to appropriate questions.

        OUR BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF GOLDSTEIN GOLUB KESSLER LLP AS OUR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2003.

STOCKHOLDER PROPOSALS

        If you wish to include proposals in the proxy materials for the 2003 annual meeting, you must submit such proposals in writing to be received by our Secretary at 1250 Broadway, New York, New York 10001 on or before June 15, 2003. However, if we decide to change the date of the 2003 annual meeting more than 30 days from July 29, 2003, we will provide you with reasonable time before we begin to print and mail our proxy materials for the 2003 annual meeting in order to allow you an opportunity to make proposals in accordance with the rules and regulations of the Securities and Exchange Commission. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

OTHER MATTERS

        We know of no other matters that are to be presented for action at the annual meeting other than those set forth above. If any other matters properly come before the annual meeting, the persons named in the enclosed proxy form will vote the shares represented by proxies in accordance with their best judgment on such matters.

WHERE STOCKHOLDERS CAN FIND MORE INFORMATION

        Our company has filed an Annual Report on Form 10-K for the fiscal year ended December 31, 2002 with the Securities and Exchange Commission. Stockholders may obtain, without charge, a copy of the Form 10-K (without exhibits) by requesting a copy on our Internet web site at www.247realmedia.com or in writing or by telephone from us at the following address:

                24/7 Real Media, Inc.
                1250 Broadway
                New York, New York 10001
                (212) 231-7100
                Attention: Investor Relations

        The exhibits to the Form 10-K are available upon payment of charges that approximate our reproduction costs. If you would like to request documents, please do so by July 18, 2003 to receive them before the annual meeting.

By order of the board of directors,
DAVID J. MOORE Chairman and Chief Executive Officer

July 2, 2003

        STOCKHOLDERS ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE.

        NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOUR PROMPT RESPONSE WILL BE HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

ANNEX A

CERTIFICATE OF AMENDMENT OF RESTATED
CERTIFICATE OF INCORPORATION OF
24/7 REAL MEDIA, INC.
(A DELAWARE CORPORATION)

        24/7 Real Media, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

        FIRST: ARTICLE FOURTH of the Restated Certificate of Incorporation of the Corporation is hereby amended to add the following paragraph at the end of ARTICLE FOURTH:

        "Effective at 4:30 p.m. Eastern Standard Time on the date of filing of this Certificate of Amendment to the Certificate of Incorporation of this Corporation with the Secretary of the State of Delaware, every [*] outstanding shares of Common Stock of the Corporation shall be combined into and automatically become one outstanding share of Common Stock of the Corporation. The number of authorized shares of the Corporation, and the par value of the Common Stock of the Corporation, shall remain as set forth in this Certificate of Incorporation. No scrip or fractional shares will be issued by reason of this amendment. A holder otherwise entitled to receive a fractional share as a result of such combination shall receive instead one validly issued, fully paid and nonassessable share of Common Stock of the Corporation as of the effective date of the foregoing combination."

        SECOND: The foregoing amendments to the Restated Certificate of Incorporation of the Corporation were duly adopted and approved in accordance with Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer and attested by its Secretary this day of            , 2003.

24/7 REAL MEDIA, INC.
By:	David J. Moore Chairman and Chief Executive Officer
Attest:
By:	Mark E. Moran Secretary

A-1

*
As described in the attached proxy statement, if this proposal is approved by stockholders, the decision whether or not to effect the reverse stock split and the amount thereof will be determined by the board of directors.

ANNEX B

CERTIFICATE OF AMENDMENT OF RESTATED
CERTIFICATE OF INCORPORATION OF
24/7 REAL MEDIA, INC.
(A DELAWARE CORPORATION)

        24/7 Real Media, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

        FIRST: At a duly held meeting, the board of directors adopted resolutions proposing and declaring it advisable that the Certificate of Incorporation of the Corporation be amended as follows:

  (a)
  By striking the first sentence of Article Fourth and substituting in lieu thereof the following sentence:

        The Corporation shall have the authority to issue an aggregate of 360,000,000 (three hundred sixty million) shares, consisting of 350,000,000 (three hundred fifty million) shares of common stock, par value $.01 per share, and 10,000,000 (ten million) shares of preferred stock, par value $.01 per share.

        SECOND: The stockholders of the Corporation have duly adopted the foregoing amendment at a Special Meeting of the Stockholders duly called and held on July 29, 2003, in accordance with the provisions of the Section 222 of the General Corporation Law of Delaware.

        THIRD: Such amendment to the Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 222 and 242 of the General Corporation Law of Delaware.

        FOURTH: Such amendment to the Certificate of Incorporation shall be effective on and as of the date of filing of this Certificate of Amendment with the office of the Secretary of State of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed in its name by its authorized officer, and attested to by its Secretary, this day of             , 2003.

24/7 REAL MEDIA, INC.
By:	David J. Moore Chairman and Chief Executive Officer
Attest:
By:	Mark E. Moran Secretary

B-1

24/7 REAL MEDIA, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of 24/7 Real Media, Inc., a Delaware corporation (the "Company"), hereby appoints David J. Moore and Mark E. Moran, or either of them, with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock, par value $.01 per share, of 24/7 Real Media, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of 24/7 Real Media, Inc., 1250 Broadway, 28th Floor, New York, New York, on Tuesday, July 29, 2003 at 2:00 p.m., local time, and at any adjournment or postponement thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the notice of, and proxy statement relating to, the meeting (receipt whereof is hereby acknowledged).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF A PROXY IS SIGNED AND DATED BUT NOT MARKED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4, 5, 6, 7 and 8.

(TO BE SIGNED ON REVERSE SIDE)

24/7 REAL MEDIA, INC.
P.O. BOX 11401
NEW YORK, NY 10203-0401

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS (1), (2), (3), (4), (5), (6), (7) and (8).

1.
Proposal to elect Mr. Robert Perkins, Mr. Joseph J. Waechter And Mr. Moritz Wuttke as Class II directors.

  ☐ For the three nominees

  ☐ WITHHOLD authority to vote for the three nominees

  Stockholders may withhold authority to vote for any nominee by drawing a line through or otherwise striking out the name of such nominee. Any proxy executed in such manner as not to withhold authority to vote for the election of any nominee shall be deemed to grant such authority.

2.
Proposal to approve the conversion of our Series C-1 Preferred Stock into Series C Preferred Stock and the exercisability of associated warrants to purchase our common stock.

  ☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

3.
Proposal to approve the amendment to the 24/7 Real Media, Inc. Restated Certificate of Incorporation to increase its authorized share capital from 150,000,000 to 360,000,000 shares.

  ☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

4.
Proposal to approve a possible amendment to the Restated Certificate of Incorporation to effect a reverse stock split at an exchange ratio of between one-for-two and one-for-15, subject to the discretion of the Board of Directors.

  ☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

5.
Proposal to amend the Company's 2002 Stock Incentive Plan to increase the number of incentives available for grant thereunder.

  ☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

6.
Proposal to clarify the approval of awards under amendments to executive employment agreements.

  ☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

7.
Proposal to ratify the appointment of Goldstein Golub Kessler LLP as the independent certified public accountants of 24/7 Real Media, Inc. for the fiscal year ending December 31, 2003.

  ☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

8.
Authority to vote in their discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

  ☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

Do you plan to attend the Annual Meeting of Shareholders? ☐ Yes    ☐ No

Change of Address and or Comments Mark Here:

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:
Signature (Title, if any)
Signature if held jointly

VOTES MUST BE INDICATED IN BLACK OR BLUE INK. PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

QuickLinks

PROPOSAL ONE: ELECTION OF DIRECTORS
NOMINEES: MR. PERKINS, MR. WAECHTER AND MR. WUTTKE
OPTIONS GRANTED DURING YEAR ENDED DECEMBER 31, 2002
AGGREGATED OPTION EXERCISES DURING YEAR ENDED DECEMBER 31, 2002 AND FISCAL YEAR-END OPTION VALUES
COMPARISON OF CUMULATIVE TOTAL RETURNS* AMONG 24/7 REAL MEDIA, INC., THE NASDAQ STOCK MARKET INDEX AND A PEER GROUP
PROPOSAL TWO CONVERSION OF SERIES C-1 PREFERRED STOCK INTO SERIES C PREFERRED STOCK AND EXERCISABILITY OF RELATED WARRANTS
PROPOSAL THREE AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
PROPOSAL FOUR: AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF OUR COMMON STOCK
PROPOSAL FIVE PROPOSAL FOR THE AMENDMENT OF THE 2002 STOCK INCENTIVE PLAN
PROPOSAL SIX PROPOSAL TO CLARIFY THE APPROVAL OF AWARDS UNDER AMENDMENTS TO EXECUTIVE EMPLOYMENT AGREEMENTS
PROPOSAL SEVEN: INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS
OTHER MATTERS
WHERE STOCKHOLDERS CAN FIND MORE INFORMATION
CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF 24/7 REAL MEDIA, INC. (A DELAWARE CORPORATION)
CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF 24/7 REAL MEDIA, INC. (A DELAWARE CORPORATION)
24/7 REAL MEDIA, INC. PROXY